Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Fourth Quarter and Full Year Fiscal 2012 Results

ATLANTA, November 12, 2012 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and fiscal year ended September 30, 2012.

“I'm pleased with the significant progress we made in 2012 strengthening both our business and our balance sheet,” said Allan Merrill, President and Chief Executive Officer of Beazer Homes. “Operationally, we generated significant growth in orders, closings and backlog, while seeing improving trends in gross margins. From a balance sheet perspective, we added liquidity, improved our book value, extended debt maturities and reduced interest expense."
"In 2013, we expect to meaningfully improve our EBITDA, primarily by achieving margin expansion and further improvement in our sales per community metrics. While our community count will likely decrease for much of the year, we are actively investing in a substantial number of new communities, which we expect to deliver closings starting in fiscal year 2014.”
Summary results of the fiscal year and quarter are as follows (all per share amounts are calculated after giving effect to a 1-for-5 reverse stock split completed subsequent to September 30, 2012):

Full Year Results from Continuing Operations (unless otherwise specified)

	Year Ended September 30,
	2012	2011	Change
New Home Orders	4,901	3,927	24.8%
Average community count	178	179	(0.6)%
Orders per month per community	2.3	1.8	27.8%
Cancellation rates	27.2%	27.0%	20 bps

Total Home Closings	4,428	3,249	36.3%
Average sales price from closings (in thousands)	$224.9	$219.4	2.5%
Homebuilding revenue (in millions)	$996.1	$712.7	39.8%
Homebuilding gross profit margin, excluding impairments and abandonments	11.6%	10.7%	90 bps
Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales	17.7%	17.2%	50 bps

Net loss from continuing operations (in millions)	$(135.6)	$(200.2)	$64.6
Per Share	$(7.34)	$(13.53)	$6.19
Loss on debt extinguishment (in millions)	$(45.1)	$(2.9)	$(42.2)
Inventory impairments (in millions)	$(12.2)	$(32.5)	$20.3
Net (loss) income from continuing operations excluding loss on debt extinguishment and inventory impairments (in millions)	$(78.3)	$(164.8)	$86.5
Land and land development spending (in millions)	$185.5	$221.6	$(36.1)
Adjusted EBITDA (in millions)	$21.8	$(24.9)	$46.7

Q4 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended September 30,
	2012	2011	Change
New Home Orders	1,110	1,006	10.3%
Average community count	163	184	(11.4)%
Orders per month per community	2.3	1.8	27.8%
Cancellation rates	31.1%	34.2%	-310 bps

Total Home Closings	1,608	1,376	16.9%
Average sales price from closings (in thousands)	$228.6	$228.1	0.2%
Homebuilding revenue (in millions)	$367.5	$313.8	17.1%
Homebuilding gross profit margin, excluding impairments and abandonments	11.8%	9.9%	190 bps
Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales	17.2%	16.3%	90 bps

Net loss from continuing operations (in millions)	$(60.4)	$(42.4)	$(18.0)
Per Share	$(2.57)	$(2.86)	$0.29
Loss on debt extinguishment (in millions)	$(42.4)	$—	$(42.4)
Inventory impairments (in millions)	$(1.7)	$(7.1)	$5.4
Net (loss) income from continuing operations excluding loss on debt extinguishment and inventory impairments (in millions)	$(16.3)	$(35.3)	$19.0
Land and land development spending (in millions)	$45.0	$43.6	$1.4
Adjusted EBITDA (in millions)	$15.1	$8.9	$6.2

As of September 30, 2012

•	Total cash and cash equivalents: $741.1 million, including unrestricted cash of approximately $487.8 million

•	Stockholders' equity: $262.2 million, not including $9.4 million of mandatory convertible subordinated notes, which automatically convert to common stock at maturity in 2013

•	Total backlog from continuing operations: 1,923 homes with a sales value of $479.1 million, compared to 1,450 homes with a sales value of $334.5 million as of September 30, 2011

•	Land and lots controlled: 24,147 lots (82.6% owned), a decrease of 9.5% from September 30, 2011

Capital Markets Activity

During the quarter ended September 30, 2012, we engaged in several capital raising transactions designed to further strengthen our balance sheet and position us to better participate in the emerging housing recovery. During July, we completed underwritten public offerings of 4.4 million (split-adjusted) shares of Beazer common stock at $14.50 per share, totaling $63.8 million, 4.6 million 7.50% tangible equity units, totaling $115.0 million, and a private placement of $300 million of 6.625% senior secured notes due 2018, generating approximately $466 million of proceeds, net of the offering fees and expenses. A portion of these proceeds were used to fund the redemption of our $250 million 12% senior secured notes due 2017 and to repurchase $15 million of our 9 1/8% senior unsecured notes due 2019. The remaining funds will be used to expand our new home community count in targeted markets and for general corporate purposes. The capital market transactions completed in fiscal 2012 are expected to reduce the Company's annual interest expense obligation by approximately $15 million.

Also, while we believe we possess sufficient liquidity to participate in a housing recovery, we are mindful of potential short-term, or seasonal, requirements for enhanced liquidity that may arise. Therefore, during September, we entered into a $150 million, three-year amended and restated senior revolving credit facility, further strengthening our available liquidity.

Finally, subsequent to September 30, 2012, we announced the effectiveness of a 1-for-5 reverse split of our common stock. Shares of Beazer Homes' common stock began trading on a split-adjusted basis on October 12, 2012.
Conference Call

The Company will hold a conference call on November 12, 2012 at 11:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-495-9351 or 203-369-1779 and enter the passcode “3740” (available until 11:00 pm ET on November 19, 2012 ), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company's industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”
For more information, please visit Beazer.com or check out Beazer on Facebook and Twitter.

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decrease in the price of new homes and resale homes in the market; (ii) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (iii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (iv) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing or a change in tax laws regarding the deductibility of mortgage interest; (v) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (vi) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) estimates related to the potential recoverability of our deferred tax assets; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) additional asset impairment charges or writedowns; (xiii) the impact of construction defect and home warranty claims; (xiv) the cost and availability of insurance and surety bonds; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xvii) the performance of our joint ventures and our joint venture partners; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

 BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
Total revenue	$370,931	$334,908	$1,005,677	$742,405
Home construction and land sales expenses	327,815	303,438	888,379	661,851
Inventory impairments and option contract abandonments	1,718	7,128	12,210	32,459
Gross profit	41,398	24,342	105,088	48,095
Commissions	16,063	14,645	43,585	32,711
General and administrative expenses	27,671	30,234	110,051	137,376
Depreciation and amortization	4,174	3,626	13,510	10,253
Operating loss	(6,510)	(24,163)	(62,058)	(132,245)
Equity in income (loss) of unconsolidated entities	329	188	304	560
Loss on extinguishment of debt	(42,350)	—	(45,097)	(2,909)
Other expense, net	(15,777)	(15,608)	(69,119)	(62,224)
Loss from continuing operations before income taxes	(64,308)	(39,583)	(175,970)	(196,818)
(Benefit from) provision for income taxes	(3,909)	2,796	(40,347)	3,366
Loss from continuing operations	(60,399)	(42,379)	(135,623)	(200,184)
Loss from discontinued operations, net of tax	(5,834)	(797)	(9,703)	(4,675)
Net loss	$(66,233)	$(43,176)	$(145,326)	$(204,859)
Weighted average number of shares:
Basic and Diluted	23,528	14,830	18,474	14,797
Basic and diluted loss per share:
Continuing Operations	$(2.57)	$(2.86)	$(7.34)	$(13.53)
Discontinued operations	$(0.25)	$(0.05)	$(0.53)	$(0.31)
Total	$(2.82)	$(2.91)	$(7.87)	$(13.84)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
Capitalized interest in inventory, beginning of period	$45,373	$51,230	$45,973	$36,884
Interest incurred	28,968	32,643	124,918	130,818
Capitalized interest impaired	—	(118)	(275)	(1,907)
Interest expense not qualified for capitalization and included as other expense	(16,327)	(17,752)	(71,474)	(73,440)
Capitalized interest amortized to house construction and land sales expenses	(19,824)	(20,030)	(60,952)	(46,382)
Capitalized interest in inventory, end of period	$38,190	$45,973	$38,190	$45,973

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2012	September 30, 2011
ASSETS
Cash and cash equivalents	$487,795	$370,403
Restricted cash	253,260	277,058
Accounts receivable (net of allowance of $2,235 and $3,872, respectively)	24,599	28,303
Income tax receivable	6,372	4,823
Inventory
Owned inventory	1,099,132	1,192,380
Land not owned under option agreements	12,420	11,753
Total inventory	1,111,552	1,204,133
Investments in unconsolidated entities	42,078	9,467
Deferred tax assets, net	6,848	2,760
Property, plant and equipment, net	18,974	22,613
Previously owned rental homes, net	—	11,347
Other assets	30,740	46,570
Total assets	$1,982,218	$1,977,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$69,268	$72,695
Other liabilities	147,718	212,187
Obligations related to land not owned under option agreements	4,787	5,389
Total debt (net of discounts of $3,082 and $23,243, respectively)	1,498,198	1,488,826
Total liabilities	$1,719,971	$1,779,097

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 100,000,000 shares authorized, 24,601,830 and 15,117,679 issued and outstanding, respectively)	25	15
Paid-in capital	833,994	624,811
Accumulated deficit	(571,772)	(426,446)
Total stockholders’ equity	262,247	198,380
Total liabilities and stockholders’ equity	$1,982,218	$1,977,477

Inventory Breakdown
Homes under construction	$251,828	$277,331
Development projects in progress	391,019	424,055
Land held for future development	367,102	384,761
Land held for sale	10,149	12,837
Capitalized interest	38,190	45,973
Model homes	40,844	47,423
Land not owned under option agreements	12,420	11,753
Total inventory	$1,111,552	$1,204,133

BEAZER HOMES USA, INC.

CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SELECTED OPERATING DATA	2012	2011	2012	2011
Closings:
West region	689	445	1,883	1,115
East region	522	584	1,506	1,316
Southeast region	397	347	1,039	818
Continuing Operations	1,608	1,376	4,428	3,249
Discontinued Operations	—	28	19	101
Total closings	1,608	1,404	4,447	3,350

New orders, net of cancellations:
West region	464	378	2,152	1,416
East region	378	385	1,615	1,588
Southeast region	268	243	1,134	923
Continuing Operations	1,110	1,006	4,901	3,927
Discontinued Operations	—	17	2	94
Total new orders	1,110	1,023	4,903	4,021

Backlog units at end of period:
West region	839	570	839	570
East region	747	638	747	638
Southeast region	337	242	337	242
Continuing Operations	1,923	1,450	1,923	1,450
Discontinued Operations	—	17	—	17
Total backlog units	1,923	1,467	1,923	1,467

Dollar value of backlog at end of period (in millions)	$479.1	$338.3	$479.1	$338.3

Homebuilding Revenue (in thousands):
West region	$141,124	$89,548	$386,544	$218,433
East region	146,295	157,299	401,814	339,666
Southeast region	80,100	66,988	207,701	154,623
Total homebuilding revenue	$367,519	$313,835	$996,059	$712,722

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SUPPLEMENTAL FINANCIAL DATA	2012	2011	2012	2011
Revenues:
Homebuilding	$367,519	$313,835	$996,059	$712,722
Land sales and other	3,412	21,073	9,618	29,683
Total	$370,931	$334,908	$1,005,677	$742,405

Gross profit:
Homebuilding	$41,630	$23,869	$103,105	$43,996
Land sales and other	(232)	473	1,983	4,099
Total	$41,398	$24,342	$105,088	$48,095
Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended September 30,				Fiscal Year Ended September 30,
	2012		2011		2012		2011
Homebuilding gross profit	$41,630	11.3%	$23,869	7.6%	$103,105	10.4%	$43,996	6.2%
Inventory impairments and lot option abandonments (I&A)	1,718		7,128		12,210		32,459
Homebuilding gross profit before I&A	43,348	11.8%	30,997	9.9%	115,315	11.6%	76,455	10.7%
Interest amortized to cost of sales	19,824		20,030		60,952		46,382
Homebuilding gross profit before I&A and interest amortized to cost of sales	$63,172	17.2%	$51,027	16.3%	$176,267	17.7%	$122,837	17.2%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, loss on debt extinguishment and impairments) to net income (loss), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2012	2011	2012	2011
Net loss	$(66,233)	$(43,176)	$(145,326)	$(204,859)
(Benefit) provision from Income Taxes	(3,901)	2,850	(40,747)	3,429
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	36,151	37,900	132,701	121,729
Depreciation and amortization and stock compensation amortization	4,991	4,246	17,573	17,878
Inventory impairments and option contract abandonments	1,718	7,102	12,514	33,458
Loss on debt extinguishment	42,350	—	45,097	2,909
Joint venture impairment and abandonment charges	—	7	36	594
Adjusted EBITDA	$15,076	$8,929	$21,848	$(24,862)